UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 15, 2012

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously announced, on September 5, 2012, Jazz Pharmaceuticals Public Limited Company (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) among the Company, Jazz Pharmaceuticals International II Limited, a wholly-owned subsidiary of the Company (“JPI II”), Meda Pharmaceuticals Inc. and Meda Pharma, Sàrl (collectively, “Meda”), pursuant to which the Company, JPI II and certain other affiliates of the Company agreed to transfer, sell and assign to Meda certain assets relating to the Company’s women’s health business, which includes six products (the “Assets”).

On October 15, 2012, Meda purchased the Assets pursuant to the Purchase Agreement. The amount paid to the Company in cash at the closing of the purchase of the Assets was $95 million, plus an additional amount for certain purchased inventory transferred to Meda as of the closing of the sale of the Assets. Neither the Company nor any of its affiliates has had a material relationship with Meda, other than in respect of the transactions contemplated by the Purchase Agreement.

The products included in the Assets sold to Meda were Elestrin® (estradiol gel), Gastrocrom® (cromolyn sodium, USP), Natelle® One (prenatal vitamin), AVC™ Cream (sulfanilamide), Gesticare® DHA (prenatal multi-vitamin) and Urelle® (urinary antiseptic).

The foregoing is a brief summary of certain elements of the Purchase Agreement, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 15, 2012, the Company issued a press release regarding the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Prior to the sale of the Assets, the Company completed two transactions in 2012 for which pro forma financial information has previously been included in its filings with the Securities and Exchange Commission. On January 18, 2012, Azur Pharma Public Company Limited (“Azur Pharma”) and Jazz Pharmaceuticals, Inc. completed a merger transaction (the “Azur Merger”). For accounting purposes, the Azur Merger was treated as a “reverse acquisition” of Azur Pharma by Jazz Pharmaceuticals, Inc., which was considered the accounting acquirer, and the financial statements of Jazz Pharmaceuticals, Inc. became the historical financial statements of the Company. On June 12, 2012, the Company completed the acquisition of EUSA Pharma, Inc. (the “EUSA Acquisition”).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012, giving effect to the Azur Merger, the EUSA Acquisition and the sale of the Assets pursuant to the Purchase Agreement, and the unaudited pro forma condensed combined balance sheet as of June 30, 2012, giving effect to the sale of the Assets pursuant to the Purchase Agreement, and the notes related thereto, are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 5, 2012, by and among Jazz Pharmaceuticals plc, Jazz Pharmaceuticals International II Limited, Meda Pharmaceuticals Inc. and Meda Pharma, Sàrl.*

99.1	Press release issued by the Company, dated October 15, 2012.

99.2	Unaudited pro forma condensed combined financial information for the year ended December 31, 2011 and as of and for the six months ended June 30, 2012, and the notes related thereto.

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Jazz Pharmaceuticals plc undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Karen J. Wilson

Name:	Karen J. Wilson
Title:	Vice President, Finance (Principal Accounting Officer)

Date: October 15, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of September 5, 2012, by and among Jazz Pharmaceuticals plc, Jazz Pharmaceuticals International II Limited, Meda Pharmaceuticals Inc. and Meda Pharma, Sàrl.*

99.1	Press release issued by the Company, dated October 15, 2012.

99.2	Unaudited pro forma condensed combined financial information for the year ended December 31, 2011 and as of and for the six months ended June 30, 2012, and the notes related thereto.

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Jazz Pharmaceuticals plc undertakes to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.